Exhibit 21

                      Formica Corporation, 2000 Form 10-K
                       Exhibit 21-Listing of Subsidiaries

      Country                           Company Name
Austria                        Formica (Austria) GmbH
Brazil                         Perstorp do Brasil Ltda.
                               Finecrest Comercial Ltda.
                               Embu Papeis Decorativos Ltda.
British Virgin Islands         Finecrest BVI (Trustee of Citco)
Canada                         Formica Canada Inc.
China                          Beijing Perstorp Laminate Products Co Ltd.
Denmark                        Perstorp Surface Materials (Denmark) A/S
Finland                        Perstorp IKI OY
                               Perstorp Analytical OY
                               Surface Materials  IKI OY
                               Surface Materials (Finland) B.V.
France                         Formica S.A.
                               Gravure et Polissage de Surfaces Metalliques (G.P.S.M.)
                               Perstorp Surface Materials (France) SAS
Germany                        Formica Vertriebs GmbH
                               Homapal Plattenwerk Beteilgungsgesellschaft (50% J.V.)
                               Homapal Plattenwerk GmbH and Co. (50% J.V.)
                               Unidur GmbH
                               Patrimonium S Vermogensverwaltung Gmbh
Hong Kong                      Formica (Asia) Limited
Ireland                        Formica Financial Services Ltd.
Italy                          Formica Italia SRL
Korea                          Formica Korea Corporation
Malaysia                       Formica (Malaysia) SDN, BHD.
Mexico                         Formica de Mexico S.A. de C.V.
                               Servicios Formica de Mexico S.A. de C.V
                               Tenedora Formica de Mexico S.A. de C.V
Netherlands                    Formica Enterprises B.V.
                               Formica (Nederland) B.V.
                               Tile International B.V.
                               Perstorp Surface Materials Holding B.V.
                               Perstorp Surface Materials (Benelux) B.V.
Norway                         Perstorp Surface Materials (Norway) A/S
Peoples Republic of China      Shanghai Formica Decorative Material Co. Ltd. (55% J.V.)
                               Shanghai Fulihua Decorative Laminates Company (51% J.V.)
Poland                         Perstorp Surface Materials (Poland) SpZoo
Singapore                      Formica (Singapore) Pte. Limited
Spain                          Formica Espanola S.A.
                               Perstorp Railite SA
Sweden                         Decorative Surfaces Holding A.B.
                               Perstorp Surface Materials AB
                               Perstorp Surface Materials (Sweden) A.B.
Switzerland                    Formica (Schweiz) A.G.
                               Perstorp Surface Materials (Switzerland) A.G.
Taiwan                         Formica Taiwan Corporation
Thailand                       Siam Perstorp Co Ltd.
                               Perstorp (Thailand) Co Ltd.
United Kingdom                 Consort Laminates Limited
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

                               Formica Holdings Limited
                               Formica Limited
                               Formica Holdco (U.K.) Ltd.
                               Perstorp Surface Materials (UK) Ltd.
                               Perstorp Analytical Ltd.
                               Perstorp Warerite Ltd.
United States                  Design Communications International Inc. (a New York corporation)
                               The Diller Corporation (an Illinois corporation)
                               Formica International Corporation (a New Jersey corporation)
                               STEL Industries, Inc. (a Washington corporation)
                               Wildon Corporation (a Pennsylvania corporation)
                               Wildon Industries Inc. (a Pennsylvania corporation)
                               Surface Materials Co., Inc. (a Delaware corporation)
                               Perstorp Surface Materials Inc. (a Delaware corporation)
                               INOVA Joint Venture, LLC (a Delaware corporation) (51% J.V.)



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